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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-20275, 33-48178, 33-57327, 33-40652, 33-40653, 333-64431,
333-67627, 333-67631, 333-82735, and 333-89303, and Forms S-3 Nos. 333-29257 and
33-59113) of Southwest Airlines Co. and in the related Prospectuses of our report dated January 18, 2000, with respect to the consolidated financial statements of Southwest Airlines Co. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                               ERNST & YOUNG LLP

                                                           /s/ Ernst & Young LLP

                                       22


Dallas, Texas
March 24, 2000